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                                                                     Exhibit 1.1


                            DEALER MANAGER AGREEMENT

                                  June ___, 2003

U.S. BANCORP PIPER JAFFRAY, INC.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN 55402

Ladies/Gentlemen:

     1. General. TranSwitch Corporation, a Delaware corporation (the "Company"),
        -------
proposes to offer to exchange $114,113,000 aggregate principal amount of its outstanding 4 1/2% Convertible Existing Notes due 2005 (the "Existing Notes") that are convertible into common stock, par value $0.001 per share, (the "Shares") of the Company for $85,584,000 aggregate principal amount of 6.0%
Convertible Senior Plus Cash NotesSM due June   , 2007 (the "New Notes"). The
New Notes issued in the Exchange Offer are to be issued pursuant to an Indenture, dated as of June__, 2003, as amended or modified from time to time (the "Indenture"), between the Company and U.S. Bank National Association, as Trustee (the "Trustee"). Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Exchange Offer Materials (as defined herein).

     2. Engagement as Dealer Manager. By this Dealer Manager Agreement (the
        ----------------------------
"Agreement"), the Company hereby engages and appoints you as the exclusive Dealer Manager for the Exchange Offer and authorizes you to act as such in connection with the Exchange Offer.

     As Dealer Manager you agree, in accordance with your customary practice, to use reasonable efforts to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, soliciting from individuals and institutions the tender of the Existing Notes pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as an independent contractor in connection with the Exchange Offer with duties solely to the Company, and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of the tender of Existing Notes pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided, however, that the Company hereby authorizes the Dealer Manager and/or one or more registered brokers or dealers chosen by the Dealer Manager, to act as the Company's agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Dealer Manager a partner or joint venturer with the Company or any of its subsidiaries. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Manager agrees to act in such capacity.

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     3. Registration Statement, Prospectus and Offering Materials.
        ---------------------------------------------------------

            (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), the Trust Indenture Act of 1939, as amended (the "TIA"), and applicable rules and regulations (the "Rules and Regulations") of the Commission under the Securities Act, the TIA and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a registration statement on Form S-4 (File No. 333-105330), including a Prospectus, covering the registration of the offer and sale of the New Notes in the Exchange Offer; the Shares issuable upon conversion of the New Notes issued in the Exchange Offer; the Shares that may be issued solely at the Company's option as payment of interest on the New Notes issued in the Exchange Offer; and the Shares issuable solely at the Company's option as payment of the Plus Cash amount. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it becomes effective and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the final prospectus included in the Registration Statement. Notwithstanding the foregoing, if any revised Prospectus shall be provided to you by the Company for use in connection with the Exchange Offer that differs from the Prospectus referred to in the immediately preceding sentence (whether or not such revised Prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised Prospectus from and after the time it is first provided to you for such use. Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 13 of Form S-4 under the Securities Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Rules and Regulations of the Commission thereunder, which, upon filing, are incorporated by reference therein, as required by Item 11 of Form S-4. As used in this Agreement, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto. The terms "supplement" and "amendment" or "supplemented" and "amended" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Exchange Act and the Rules and Regulations of the Commission thereunder.

            (b) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the "Commencement Date") it will file, with the Commission under the Exchange Act and the Rules and Regulations of the Commission promulgated thereunder a Statement on Schedule TO with respect to the Exchange Offer, including the exhibits thereto and any documents incorporated by reference therein. The term

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"Schedule TO" as used in this Agreement shall mean such Schedule TO, including any amendment or supplement thereto.

            (c) The Registration Statement, Prospectus, Schedule TO, the related letters from the Dealer Manager to securities brokers, dealers, commercial banks, trust companies and other nominees that have been approved for use by the Company, which approval shall not be unreasonably withheld, letters to beneficial owners of Existing Notes, the Letter of Transmittal and any newspaper announcements, if any, press releases and other exchange offer solicitation materials and information the Company may prepare, approve, publicly disseminate, provide to registered or beneficial holders of Existing Notes or authorize for public dissemination or use by registered or beneficial holders of Existing Notes in connection with the Exchange Offer, are collectively referred to as the "Exchange Offer Materials."

     4. Use of Exchange Offer Materials.
        -------------------------------

            (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall disseminate or, to the extent permitted by law use its best efforts to disseminate, the Exchange Offer Materials to each registered Holder of any Existing Notes, as soon as is practicable on the Commencement Date, pursuant to Rule 13e-4 under the Exchange Act, and comply with its obligations thereunder. Thereafter, to the extent practicable, until three days prior to the expiration date of the Exchange Offer (the "Expiration Date"), the Company shall use its best efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a Holder of record of any Existing Notes. The Company acknowledges and agrees that you may use the Exchange Offer Materials, as specified herein without assuming any responsibility for independent verification on your part other than information about the Dealer Manager supplied by you in writing; and the Company represents and warrants to you that you may rely on the accuracy and completeness of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information and without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company.

            (b) The Company agrees to provide you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with the Commission or any governmental or regulatory entity or agency (an "Other Agency"), including the National Association of Securities Dealers, Inc. (the "NASD"), of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel and will give reasonable consideration to your and your counsel's comments, if any, thereon. The Company agrees prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement or the Prospectus, to furnish copies of drafts to, and consult with, you and your counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials and will give reasonable consideration to your and your counsel's comments, if any, thereon.

            (c) The Company has furnished or shall use its best efforts to furnish to you, or cause the transfer agents or registrars for the Existing Notes to furnish to you, as soon as

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practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Existing Notes as of a recent date, together with their addresses and the aggregate principal amount at maturity of the Existing Notes held by them. Additionally, the Company shall update, or cause the transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer and in connection with the offer of additional New Notes for cash (the "Cash Offer") pursuant to the terms of a placement agreement, dated as of the date hereof, between the Company and U.S. Bancorp Piper Jaffray, Inc.

            (d) The Company authorizes the Dealer Manager to use the Exchange Offer Materials in connection with the Exchange Offer for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Notes.

            (e) The Company authorizes the Dealer Manager to communicate with the information agent identified in the Prospectus (the "Information Agent") or the exchange agent identified in the Prospectus (the "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Information Agent and/or Exchange Agent to advise you, as necessary and at least daily, as to such matters relating to the Exchange Offer as you may reasonably request.

            (f) The Company agrees that any reference to the Dealer Manager in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

     5. Withdrawal. In the event that the Company: (i) uses or permits the use
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of, or files with the Commission or any Other Agency, any Exchange Offer
Materials or any amendment or supplement to the Registration Statement or the Prospectus, and such document (a) has not been submitted to you previously for your and your counsel's comments; or (b) has been so submitted, and you or your counsel have made comments which have not been reflected in a manner reasonably satisfactory to you or your counsel; (ii) breaches, in any material respect, any of its representations, warranties, agreements or covenants herein; or (iii) amends or revises the Exchange Offer in a manner not reasonably acceptable to you, then you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of all fees and expenses payable under Sections 6 and 7 below which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 6, the aggregate principal amount of Existing Notes tendered pursuant to the Exchange Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company or

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any of its subsidiaries or affiliates pursuant to the Exchange Offer or otherwise shall be deemed to have been acquired as of the date of such withdrawal).

     6. Fees. As compensation for your services in connection with the Exchange
        ----
Offer, the Company will pay you a graduated fee determined in accordance with the fee schedule set forth below as of the Expiration Date with regard to the Existing Notes validly tendered and accepted for exchange pursuant to the Exchange Offer:

--------------------------------------------------------------------------------
Aggregate Principal Amount of         Graduated Fee       Maximum Cumulative Fee
Existing Notes Exchanged (in
         millions)

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     $  0.00- $25.68                     1.00%                $  260,000

--------------------------------------------------------------------------------
     $  25.68-$51.35                     1.10%                $  540,000

--------------------------------------------------------------------------------
     $  51.35-$77.03                     1.15%                $  830,000

--------------------------------------------------------------------------------
     $ 77.03-$102.70                     1.25%                $1,160,000

--------------------------------------------------------------------------------
     $102.70-$114.11                     2.337%               $1,420,000

--------------------------------------------------------------------------------

The total fee due and payable by the Company on the date when the Exchange Offer is consummated (the "Closing Date") will be paid in cash in accordance with the fee table above.

     7. Expenses. Prior to or on the Closing Date, the Company agrees that it
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will pay the costs and expenses incident to the performance of the obligations hereunder whether or not any New Notes are issued in exchange for Existing Notes in the Exchange Offer, including, without limitation (i) all costs and expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, (ii) the filing fees and expenses, if any, incurred with respect to any filing with the Nasdaq SmallCap Market ("Nasdaq"), (iii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Dealer Manager in connection with, securing any required review by the National Association of Securities Dealers, Inc., of the terms of the Exchange Offer, (iv) all costs and expenses incident to the preparation, issuance, execution and delivery of the New Notes upon exchange of the Existing Notes, (v) all costs and expenses incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (vi) all reasonable legal costs and expenses of counsel for the Dealer Manager incurred in connection with Blue Sky matters relating to the Exchange Offer, (vii) all costs and expenses incident to the qualification of the New Notes under state securities laws in accordance with the provisions of Section 9(c) hereof, the filing fees incident to any necessary filings under state securities laws and all costs and expenses in connection with the preparation of the Blue Sky Survey and any

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supplement thereto (including, without limitation, the costs and expenses incurred with the printing of the Blue Sky Survey and any supplement thereto),
(viii) all costs and expenses incurred in connection with the printing (including word processing and duplication costs) and delivery of all Exchange Offer Materials including, without limitation, mailing and shipping, (ix) all advertising expenses related to the Exchange Offer and the fees and expenses of the Exchange Agent and the Information Agent, (x) all fees and expenses incurred in marketing the Exchange Offer, including but not limited to road show presentations, if any, and (xi) the fees and disbursements of Testa, Hurwitz & Thibeault, LLP, counsel to the Company, and KPMG LLP, auditors to the Company. In addition, the Company agrees to reimburse the reasonable out-of-pocket expenses of the Dealer Manager in connection with the Exchange Offer, including without limitation, reasonable legal fees and expenses of your counsel in connection with the Exchange Offer.

     8. Representations, Warranties and Agreements of the Company. The Company
        ---------------------------------------------------------
represents and warrants to you, and agrees with you, that:

           (a) The Registration Statement, including the Prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations thereunder and has been filed with the Commission; such amendments to such Registration Statement and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement and Prospectus and such abbreviated registration statements as may hereafter be required. Copies of such Registration Statement and Prospectus, including all amendments thereto and all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel.

           (b) The Schedule TO has been prepared by the Company in conformity with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder and has been filed with the Commission; such amendments to such Schedule TO as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date will be, delivered or made available to you and your counsel.

           (c) The Registration Statement, including the Prospectus, has been filed as of the Commencement Date and will become effective not later than the Expiration Date; and the Commission has not issued any order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or instituted proceedings for that purpose. The Exchange Offer Materials, including the Registration Statement, the Schedule TO and the Prospectus, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the TIA, and the applicable Rules and Regulations of the Commission thereunder. The Registration Statement, when it

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becomes effective, will not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor the other Exchange Offer Materials contain, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (c) shall apply to information contained in or omitted from the Exchange Offer Materials or the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to you furnished to the Company by you specifically for use in the preparation thereof.

           (d) The Incorporated Documents previously filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further amendment will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           (e) Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, or any change which would adversely affect the power and ability of the Company to perform its obligations under this Agreement, the Indenture, or the New Notes (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of its subsidiaries on any class of capital stock or no repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

           (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

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               (g)  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, except for Tera Op (USA) Inc.

               (h) Each of the Company's subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it was organized; has the corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus; is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

               (i) All of the issued and outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as disclosed in the Registration Statement, Prospectus and Exchange Offer Materials, are owned by the Company directly or through wholly-owned subsidiaries (except for directors' qualifying shares), free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

               (j) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

               (k) The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Indenture and the New Notes and to consummate the Exchange Offer and all other transactions contemplated in the Exchange Offer Materials. The Exchange Offer and all other actions by the Company contemplated in the Exchange Offer Materials have been duly and validly authorized by all necessary corporate action by the Company, and except for authorization of final terms of the New Notes by the Pricing Committee of the Board of Directors, no other corporate proceedings by the Company are necessary to authorize such actions. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the issuance and delivery by the Company of the New Notes pursuant to the Exchange Offer, the consummation of the Exchange Offer, and the other transactions contemplated in the Exchange Offer Materials, and the fulfillment of the terms hereof and thereof, do not and will not result in a breach or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract,

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lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or is bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; except where any breach, violation, or default described in (i), (ii) or (iii) would not singly or in the aggregate have a Material Adverse Effect. No consent, approval, authorization, filing with or order of any court, or governmental agency or regulatory body, is required in connection with the transactions contemplated by this Agreement, the Indenture, the issuance and delivery of the New Notes pursuant to the Exchange Offer, and the consummation by the Company or any of its subsidiaries of the transactions contemplated herein or in the Exchange Offer Materials, except such as may be required under the Securities Act, the Exchange Act, the TIA or under state or other securities, or Blue Sky laws, all of which requirements have been satisfied other than as contemplated by such agreements or except where such requirement would not have a Material Adverse Effect on the execution and delivery of this Agreement, the Indenture, the issuance of the New Notes or the consummation of the transactions contemplated herein or in the Exchange Offer Materials.

               (l) Except as disclosed in the Prospectus, there is not any action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company or any of its subsidiaries or its or their property that is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the consummation of the Exchange Offer, the transactions contemplated hereby or thereby or the other transactions contemplated in the Exchange Offer Materials that has not been accurately described in all material respects in the Registration Statement or the Prospectus, or (ii) could reasonably be expected to result in a Material Adverse Change.

               (m) There are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or the Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement by the Securities Act or the Rules and Regulations thereunder or by the Exchange Act or the Rules and Regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or any Incorporated Document or filed as exhibits to the Registration Statement or any Incorporated Document.

               (n) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, upon exercise of outstanding options described in the Prospectus) and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus and any Incorporated

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Document (and such statements correctly state the substance of the instruments defining the capitalization of the Company); a sufficient number of Shares to be issuable pursuant to the terms of the New Notes have been duly authorized for issuance and delivery and, when issued and delivered by the Company in accordance with the terms of the New Notes will be duly authorized and validly issued and fully paid and nonassessable, and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares issuable pursuant to the terms of the New Notes to be issued in the Exchange Offer or the issuance thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company (except for authorization of final terms of the New Notes by the Pricing Committee of the Board of Directors) or others is required for the issuance or transfer of the Shares issuable pursuant to the terms of the New Notes and except as may be required under the Securities Act, the Exchange Act or under state or other securities or Blue Sky laws.

               (o) The Indenture has been or will be duly authorized by the Company, has been filed as of the Commencement Date, will be qualified under the TIA not later than the Expiration Date, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (p) The New Notes to be issued pursuant to the Exchange Offer have been authorized, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by the (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The New Notes will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus.

               (q) The consolidated financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendments or supplements thereto) present fairly in all material respects the consolidated financial position of the Company and of its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied in the United States on a consistent basis throughout the periods indicated except as may otherwise be stated therein. The financial data set forth in the Prospectus under the captions "Selected Historical Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the financial statements presented therein. The interim consolidated financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendments and supplements thereto) have been prepared on a basis consistent with the audited consolidated financial statements except as otherwise stated therein, and include all adjustments, including normal recurring adjustments necessary to present fairly the financial information therein. No financial statements or schedules, other than the consolidated financial statements or schedules that are included in the Registration Statement and the Prospectus (and any amendments or supplements thereto), are required to be included therein.

               (r) The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (s) KPMG LLP, who have expressed their opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) that are included in the Prospectus, are independent public or certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations thereunder.

               (t) The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements included in the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or disclosed in the Prospectus. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

               (u) Each of the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its respective business as described in the Prospectus. The patents, patent rights, trademarks, service marks, trade names or copyrights described in the Prospectus have been maintained except those for which a lapse would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; except as otherwise disclosed in the Prospectus, the Company has no knowledge of any litigation by the Company against others with respect to any of the Company's valid patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any valid patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect that is not described in the Prospectus. There is no claim being made against the Company, to its knowledge, regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights that is not described in the Prospectus. The Company and its subsidiaries, to their knowledge, do not in the conduct of their businesses as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change that is not described in the Prospectus.

               (v) Except as disclosed in the Registration Statement and Prospectus, the Common Stock is registered pursuant to Section 12(g) of the Exchange Act and has been quoted on Nasdaq, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq and, except as disclosed in Exhibit 99.6 of the Company's Annual report on Form 10-K for the year ending December 31, 2002, as of March 4, 2003, the Company has not received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

               (w) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "1940 Act"). The Company is not required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the 1940 Act and will conduct its business in a manner so that it will not become subject to the 1940 Act and the rules and regulations promulgated thereunder.

               (x) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, and (ii) completion of the distribution of the New Notes in exchange for the Existing Notes pursuant to the Exchange Offer, any offering material in connection with the Exchange Offer other than the Exchange Offer Materials.

               (y) The Company has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M promulgated under the Exchange Act or designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the New Notes.

               (z) The Exchange Agent Agreement and the Information Agent Agreement between the Company and U.S. Bank National Association (the "Exchange Agent Agreement") and Georgeson Shareholder Communications, Inc. (the "Information Agent Agreement"), respectively, is or will be in full force and effect.

               (aa) Except as otherwise disclosed in the Prospectus, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of public health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) based on present business plans, the Company will not be required to make future material capital expenditures to comply with Environmental Laws presently in effect and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

               (bb) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement which have not been described as required.

               (cc) There are no documentary stamp or other issuance or transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, and the Indenture or the issuance and sale by the Company of the New Notes. The Company has not paid or agreed to pay any person any compensation for soliciting another to purchase any New Notes (except as contemplated by this Agreement).

               (dd) All written communications, in addition to the Schedule TO, made during the period from the first public announcement and to the earlier of either the termination date or the Closing Date of the Exchange Offer, have been or will be filed with the Commission in accordance with the Exchange Act and the Rules and Regulations thereunder, including Rule 13e-4 under the Exchange Act.

               (ee) Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

     9.   Further Agreements of the Company. The Company agrees with you that:
          ---------------------------------

               (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof to become effective as soon as possible but no later than the Expiration Date; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus or additional Exchange Offer Materials has been filed; if for any reason the filing of the final form of Prospectus is required under Rule 424(b) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or other Exchange Offer Materials or for additional information relating to the Exchange Offer; promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus or other Exchange Offer Materials which, in the opinion of your counsel, may be necessary or advisable in connection with the Exchange Offer; the Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or the Prospectus or other Exchange Offer Materials which may be necessary to correct any statements or omissions, if, at any time when a Prospectus relating to the Exchange Offer is required to be delivered under the Securities Act and the Exchange Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Exchange Offer as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will file no amendment or supplement to the Registration Statement or the Prospectus or other Exchange Offer Materials or Incorporated Documents or, prior to the end of the period of time in which the Exchange Offer Materials relating to the Exchange Offer are required to be delivered under the Securities Act and Exchange Act, file any document which upon filing becomes and Incorporated Document, which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof and will give reasonable consideration to your or your counsel's comments, if any, thereon, subject, however, to compliance with the Securities Act and the Rules and Regulations, the Exchange Act and the Rules and Regulations of the Commission thereunder and the provisions of this Agreement. Notwithstanding anything else to the contrary set forth in this Agreement, the Company reserves the right to terminate the Exchange Offer prior to the Expiration Date of the Exchange Offer or amend or modify the business terms of the Exchange Offer in its sole and absolute discretion, subject to the Company's obligations under Sections 6, 7 and 11 of this Agreement in the event that the Dealer Manager withdraws pursuant to Section 5 as a result of any such termination, amendment or modification.

               (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any order by the Commission refusing or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any refusal or stop order or to obtain its withdrawal at the earliest possible moment if such refusal or stop order should be issued.

               (c) The Company will use its best efforts to qualify or obtain an exemption for the New Notes issuable pursuant to the Exchange Offer under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect or exemptions, as applicable, for so long as may be required for purposes of the Exchange Offer, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the New Notes shall have been qualified or exempted as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

           (d) The Company will use its best efforts to have the shares of Common Stock underlying the New Notes accepted for quotation on the Nasdaq.

           (e) The Company will make generally available to its security holders and to the Dealer Manager by filing with the Commission as soon as is practicable, an earnings statement covering a twelve-month period beginning not later than the first day of the Company's next fiscal quarter following the effective date of the Registration Statement that satisfies the provisions of
Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder.

           (f) The Company will use its best efforts to advise or cause the Exchange Agent to advise the Dealer Manager at 11:59 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Notes tendered as follows: (i) the aggregate principal amount of Existing Notes validly tendered and represented by confirmations of receipt of book-entry transfer of Existing Notes pursuant to the procedures set forth in the Exchange Offer on such day, (ii) the aggregate principal amount of any Existing Notes properly withdrawn on such day, and (iii) the cumulative totals of the principal amount of Existing Notes in categories (i) through (ii), inclusive, above.

           (g) Without limiting Sections 5, 7 and 13 of this Agreement, if the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of your obligations hereunder, the Company will reimburse you for all out-of-pocket expenses (including fees and disbursements of your counsel) incurred by you in connection with the Exchange Offer.

           (h) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Dealer Manager, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any options or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the New Notes to be sold hereunder, (B) any Shares issued or options to purchase Shares granted pursuant to existing stock-ownership plans of the Company referred to in the Prospectus, (C) any Shares issued in connection with the rights described in the Prospectus, (D) any Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) Shares issuable upon the conversion of any of the Company's outstanding Existing Notes.

     10.   Conditions of Dealer Manager's Obligations. Your obligations as
           ------------------------------------------
provided herein shall be subject at all times on and prior to the Closing Date to the accuracy of the representations and warranties of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

           (a) The Registration Statement shall have been filed prior to the Commencement Date and no stop order refusing the effectiveness thereof shall have been issued and the Registration Statement shall become effective prior to the Expiration Date and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for either purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus, any Incorporated Document or other Exchange Offer Materials or otherwise) shall have been complied with to the reasonable satisfaction of your counsel.

           (b) After execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred from the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company whether or not arising in the ordinary course of business, or (ii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, which in each case the effect of which is such as to make it, in the reasonable judgment of the Dealer Manager, impracticable or inadvisable to market the New Notes or to enforce contracts for the exchange and/or sale of the New Notes, or (iii) any trading suspension or material limitation in trading instituted by the Commission or the Nasdaq, or generally, any trading suspension or material limitation in trading on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq, or the fixing of minimum or maximum prices for trading, or the establishment of required maximum ranges for prices by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or the occurrence of a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) the declaration of a banking moratorium by either Federal or New York authorities.

           (c) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, the Prospectus, other Exchange Offer Materials or otherwise, and the registration, authorization, issue, and delivery of the New Notes issuable in accordance with the Exchange Offer, shall have been reasonably satisfactory to your counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

           (d) You shall have received the opinion of Testa, Hurwitz & Thibeault, LLP, counsel for the Company, dated the Closing Date, addressed to you, substantially to the effect set forth in Exhibit B-1 hereto.

           (e) You shall have received the opinion of intellectual property counsel for the Company, dated the Closing Date, addressed to you, substantially to the effect set forth in Exhibit B-2 hereto.

           Counsel rendering the foregoing opinions in (d) and (e) may rely as to questions of law not involving the laws of the United States of America and the State of Delaware upon opinions of local counsel, and as to questions of fact upon representations or certifications of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Dealer Manager, and to your counsel.

           (f) You shall have received on the Closing Date an opinion of Shearman & Sterling in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

           (g) At the time of the execution of this Agreement, you shall have received from KPMG LLP, a letter dated such date, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information for the fiscal years 2000, 2001 and 2002 and the three months ended March 31, 2003 contained in the Prospectus.

           (h) You shall have received by or on effective date of the Registration Statement, a bring-down comfort letter, dated as of the effective date (or one business day prior thereto) as the case may be, from KPMG LLP addressed to you which shall reaffirm the statements made in the letter referenced in (g) above.

          (i) You shall have received by or on the Closing Date, a bring-down comfort letter dated as of the Closing Date (or one business day prior thereto) as the case may be, from KPMG LLP addressed to you which shall reaffirm the statements made in the letters referenced in (g) and (h) above.

          (j) You shall have received a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that, and you shall be satisfied that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or such other date as of which any representation speaks, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, as the case may be;

               (ii) no stop order refusing or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

               (iii) when the Registration Statement became effective and at all times subsequent thereto up to the date of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, and the Incorporated Documents contained all material information required to be included therein by the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be; the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

               (iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and up to the date of such certificate, and except as disclosed therein, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained and which has a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Exchange Offer or consummate the Exchange Offer.

          (k) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to your obligations hereunder.

          (l) You shall have received lock-up letters, substantially in the form set forth in Exhibit A hereto, from each of the executive officers and directors of the Company set forth in Schedule A hereto.

          (m) You shall have received on the Closing Date, all fees payable to you in cash pursuant to Section 6 hereof.

          (n) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements in connection with the offering of the New Notes.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents, as you shall reasonably request.

     11.  Indemnification and Contribution.
          --------------------------------

          (a) The Company agrees to indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon

(i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Schedule TO or any Exchange Offer Materials, or any amendments or supplements thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Schedule TO, any other Exchange Offer Materials, or any amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement, the Prospectus, the Schedule TO or any other Exchange Offer Materials or any amendment or supplement thereto or in the preparation thereof.

           The indemnity agreement in this Section 11(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, you and your affiliates and the partners, directors, officers, employees and agents of you and your affiliates, and each person or entity, if any, who controls or is under common control with, you within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

           (b) You agree to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of yours herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Schedule TO or any Exchange Offer Materials, or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this
Section 11(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the Registration Statement, the Prospectus, the Schedule TO, any other Exchange Offer Materials or any amendment or supplement thereto or in the preparation thereof, and you agree to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

           The indemnity agreement in this Section 11(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities, which you may otherwise have.

           (c)   Promptly after receipt by an indemnified party under this
Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 11 or to the extent the indemnifying party is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Company in the case of Section 11(a) and U.S. Bancorp Piper Jaffray, Inc. in the case of Section 11(b)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of such action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, unless the indemnifying party shall have approved the terms of settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (e) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that you are responsible for the portion represented by the percentage that the maximum Dealer Manager's fee payable to the Dealer Manager pursuant to Section 6 hereof bears to the value of the maximum amount of New Notes issuable pursuant to the Exchange Offer, and the Company is responsible for the remaining portion, provided, however, that (i) you shall not be required to contribute any amount in excess of the amount by which the fee paid to you pursuant to Section 6 hereof exceeds the amount of damages which you have been otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 11(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you or the Company within the meaning of the Securities Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

     12.  Representations, Warranties, Covenants and Agreements to Survive
          ----------------------------------------------------------------
Delivery. All representations, warranties, covenants and agreements of the
--------
Company and you herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person controlling you within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the completion of the Exchange Offer or termination of this Agreement.

     13.  Termination. This Agreement shall terminate upon the earliest to occur
          -----------
of (i) thirty days after the Expiration Date, (ii) any of the conditions specified in Section 10 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 10 (and the Dealer Manager shall have notified the Company thereof), (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason, or (iv) any modification to the business terms of the Exchange Offer in the Company's sole and absolute discretion that results in the Dealer Manager withdrawing pursuant to Section 5 hereof, (the earliest to occur of clauses (i), (ii), (iii) or (iv) being referred to as the "Termination Date").

          (a) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

          If you elect to terminate this Agreement as provided in this Section 13, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter.

     14.  Notices. All notices or communications hereunder, except as herein
          -------
otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or telecopied (and confirmed by letter) to you c/o U.S. Bancorp Piper Jaffray, Inc., 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402-7020 telecopier number (612-303-1772), Attention: General Counsel's Department; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to TranSwitch Corporation, 3 Enterprise Drive, Shelton CT 06484, Attention: Peter
J. Tallian, with a copy to Testa, Hurwitz & Thibeault LLP, 125 High Street, Boston, MA 02110, Attention: Timothy C. Maguire.

     15.  Parties. This Agreement shall inure to the benefit of and be binding
          -------
upon the Dealer Manager and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Securities Act or the Exchange Act, officers and directors referred to in
Section 11 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained. This Agreement, and all conditions and provisions hereof, is intended to be and is for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No Holder of New Notes shall be construed a successor or assign by reason merely of such exchange.

     16.  Applicable Law. This Agreement shall be governed by, and construed in
          --------------
accordance with, the laws of the State of New York.

     17.  Counterparts. This Agreement may be signed in several counterparts,
          ------------
each of which will constitute an original.

Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                                     Very truly yours,

                                                     TRANSWITCH CORPORATION

                                                     By _______________________
                                                        Name:  Peter J. Tallian
                                                        Title: Senior Vice-
                                                               President, Chief
                                                               Financial Officer
                                                               and Treasurer



Accepted as of the date first above written:

U.S. BANCORP PIPER JAFFRAY, INC.

By___________________
  Name: Brendan C. Dyson
  Title: Managing Director

                                   Schedule A
                           Persons Subject to Lock-Up



Dr. Santanu Das
Mr. Alfred F. Boschulte
Mr. Gerald F. Montry
Mr. James M. Pagos
Dr. Albert E. Paladino
Mr. Erik H. van der Kaay
Dr. Hagen Hultzsch
Mr. Peter J. Tallian

                                    Exhibit A
                                 Form of Lock-up



                                            May ___, 2003

U.S. Bancorp Piper Jaffray, Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN 55402

         Re: TranSwitch Corporation
             ----------------------

Ladies and Gentlemen:

     Reference is made to a Registration Statement on Form S-4 and Form S-3 of TranSwitch Corporation (the "Company") (as the same may now or hereafter exist or be amended, the "Registration Statement") pursuant to which it is proposed that $__________ principal amount of the Company's __% Convertible Senior Plus Cash NotesSM due 2007 (the "Notes") will be exchanged for $__________ principal amount of the Company's 4 1/2% Convertible Notes due 2005 (the "Exchange Offer"), or on such other terms as described in the final prospectus with respect to such offering for which U.S. Bancorp Piper Jaffray, Inc. ("Piper Jaffray") will act as the dealer manager (the "Dealer Manager") and pursuant to which it is proposed that there will be a public offering of $___________ of the Notes (the "Public Offering") for which Piper Jaffray will act as the placement agent (the "Placement Agent"). Shares of Common Stock, $0.001 par value per share, of the Company ("Common Stock") are held by the undersigned.

     In order to induce Piper Jaffray, as the Dealer Manager that may participate in the Exchange Offer, and as the Placement Agent that may participate in the Public Offering, to continue its efforts in connection with the Exchange Offer and the Public Offering, the undersigned hereby agrees not to, directly or indirectly, sell, offer to sell, contract to sell, pledge, grant any option for sale or purchase of, agree to sell or otherwise dispose of (collectively "Disposition"), any shares of Common Stock, or any securities convertible into or exercisable for Common Stock (individually and collectively, the "Securities"), beneficially owned by the undersigned now or acquired by the undersigned on or before the effective date of the Registration Statement (the "Effective Date"), or with respect to which the undersigned now has, or on or before the Effective Date acquires, the power of Disposition, for a period commencing on the Effective Date and ending 90 days thereafter (the "Lock-Up Period"), without the prior written consent of Piper Jaffray; provided, however, that the foregoing agreement shall not apply to (i) gifts to family members or charitable contributions of Common Stock or securities convertible into or exercisable for Common Stock made by the undersigned in transfers not involving a public distribution or public offering, if the recipient of such gift or contribution agrees in writing as a condition precedent to such gift or contribution to be bound by the terms hereof, or (ii) transfers of Securities to "affiliates" of the transferor in transfers not involving a public distribution or public offering, if the transferee agrees in writing as a condition precedent to such transfer to be bound by the terms hereof. The term "affiliate" shall have the meaning given such term in Rule 144 under the Securities Act of 1933. The transferor shall notify Piper Jaffray in writing prior to the transfer and shall deliver the above-mentioned agreement on the part of the permitted transferee, in form and substance satisfactory to Piper Jaffray. During the Lock-Up Period, there shall be no further transfer of Common Stock or securities convertible into or exercisable for Common Stock, by either the undersigned or any permitted transferee, except in accordance with this letter agreement.

     The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities.

     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement. The undersigned also agrees and consents to the entry of stock transfer instructions with the Company's transfer agent against the transfer of any shares of Common Stock or securities convertible into or exercisable for Common Stock.

     In addition, the undersigned hereby waives any rights with respect to the registration of Securities, including any "piggyback" or demand rights for registration of the Securities under any federal or applicable state securities laws, that the undersigned may be entitled to exercise as a result of or in connection with the filing of the Registration Statement or the Exchange Offer or the Public Offering generally, and further agrees that, without the prior written consent of Piper Jaffray, it will not, during the period commencing on the date hereof and ending 90 days after the Effective Date, make any demand for or exercise any right with respect to, the registration of any Securities.

     Whether or not the Exchange Offer or the Public Offering actually occurs depends upon a number of factors, including market conditions. Any Exchange Offer will only be made pursuant to a dealer-manager agreement, the terms of which are subject to negotiation between the Dealer Manager and the Company. Any Public Offering will only be made pursuant to a placement agent agreement or purchase agreement, the terms of which are subject to negotiation between the Placement Agent and the Company.

The undersigned intends to be legally bound hereby.

                            Very truly yours,



                            ____________________________________________________
                                                          Printed Name of Holder


                            By:_________________________________________________
                                                                       Signature



                            ____________________________________________________
                                                  Printed Name of Person Signing
                             (and indicate capacity of person signing if signing
                               as custodian, trustee, or on behalf of an entity)


                            Date: ______________________________________________

                                   Exhibit B-1
               Form of opinion of Testa, Hurwitz & Thibeault, LLP
                    to be delivered pursuant to Section 10(d)

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The execution and delivery by the Company of the Dealer Manager Agreement, the performance by the Company of its obligations thereunder and the issuance and delivery by the Company of the New Notes pursuant to the Indenture and consummation by the Company of the Exchange Offer have been duly authorized by all necessary corporate action on the part of the Company, and the Dealer Manager Agreement has been duly executed and delivered by the Company.

     (3) The Company has the corporate power and corporate authority to enter into the Dealer Manager Agreement and the Indenture under which the New Notes will be issued pursuant to the Exchange Offer.

     (4) Each of the Exchange Agent Agreement and the Information Agent Agreement have been duly authorized, executed and delivered by the Company.

     (5) Assuming the facts as provided in the Officers' Certificate, a copy of which has been provided to you, and, assuming the Company invests the proceeds from the sale of the New Notes in connection with the Cash Offer consistent with the intent expressed in the Officers' Certificate and in a manner and in proportions consistent with Schedule [ ] to the Officers' Certificate, the Company is not required to be registered as an "investment company" as such term is defined in the 1940 Act.

     (6) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements, including supporting schedules, and financial data derived therefrom, as to which we express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations of the Commission thereunder.

     (7) The Schedule TO, each amendment or supplement thereto and the documents required by Item 12 thereof (other than the financial statements, including supporting schedules, and the financial data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder.

     (8) Each of the Incorporated Documents (other than the financial statements, including supporting schedules, and the financial data derived therefrom, as to which we express no opinion) complied when filed pursuant to the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder and the Exchange Act and the applicable Rules and Regulations of the Commission thereunder.

     (9) The information in the Prospectus under the captions "The Exchange Offer," "Description of Existing Notes," "Description of Plus Cash Notes" and "Description of Capital Stock," insofar as such statements purport to constitute a summary of legal matters, legal proceedings or legal conclusions, has been reviewed by us and provides an accurate summary in all material respects of such matters, proceedings or conclusions.

     (10) The statements in the Prospectus under the caption "United States Federal Income Tax Considerations," insofar as such statements purport to constitute a summary of legal matters, legal proceedings or legal conclusions, has been reviewed by us and provides an accurate summary in all material respects of such matters, proceedings or conclusions.

     (11) No consent, approval, authorization, permit or order of or qualification with any U.S. or Delaware government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations, is necessary in connection with the consummation by the Company of the transactions contemplated by the Dealer Manager Agreement, the issuance and delivery of the New Notes pursuant to the Exchange Offer and the consummation of the Exchange Offer, except such as have been obtained under the Securities Act, the Exchange Act or the TIA or such as may be required under state or other securities or Blue Sky laws or as contemplated by the Dealer Manager Agreement.

     (12) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

     (13) Assuming the effectiveness of the Registration Statement and the compliance as to form of the Registration Statement with the TIA, the Indenture has been qualified under the TIA.

     (14) The New Notes issued by the Company in the Exchange Offer, when (i) executed by the Company, assuming due authorization, execution and delivery of the Indenture and authentication of the New Notes by the Trustee in accordance with the provisions of the Indenture, and (ii) delivered by the Company in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     (15) The Shares issuable by the Company upon conversion of the New Notes issued in the Exchange Offer have been duly authorized and reserved for issuance by the Company upon conversion of the New Notes issued in the Exchange Offer and, when issued and delivered by the Company in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable, and free from any statutory preemptive right or other similar right of shareholders pursuant to the Delaware General Corporation Law; and to our knowledge, the shareholders of the Company have no contractual preemptive rights, co-sale rights, registration rights, rights of first refusal or other similar rights with respect to any of the Shares or applicable to the issuance or sale by the Company of any thereof.

     (16) The Company has the corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

     (17) The Company is duly qualified to do business as a foreign corporation and is in good standing in California, Connecticut, Massachusetts and North Carolina, which the Company has informed us are the only jurisdictions in which it owns or leases real property.

     (18) The authorized capital stock of the Company is as set forth in the Prospectus under the title "Capitalization" as of the date stated therein.

     (19) To our knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Rules and Regulations thereunder or by the Exchange Act or the applicable Rules and Regulations of the Commission thereunder, other than those described therein.

     (20) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Dealer Manager Agreement, the issuance and delivery by the Company of the New Notes pursuant to the Exchange Offer and consummation by the Company of the Exchange Offer, other than performance of the Company's indemnification and contribution obligations under the Dealer Manager Agreement and the Indenture, as to which we express no opinion, will not (a) result in any violation of the Certificate of Incorporation or By-laws of the Company or (b) to our knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a material default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, that has been filed as an exhibit to (or incorporated by reference in) the Company's most recent Annual Report on Form 10-K for the year ending December 31, 2002, or any applicable statute, rule or regulation of the United States or the Delaware General Corporation Law known to us, or any order, writ or decree known to us of any court, government or governmental agency or body of the United States or the State of Delaware pursuant to the Delaware General Corporation Law having jurisdiction over the Company or any of its subsidiaries, or over any of its or their properties or operations; provided, however, that we express no opinion concerning state securities or Blue Sky laws.

     (21) Each of the companies listed below is validly existing in good standing under the laws of the state listed opposite such company's name.

        Name                                                 State
        ----                                                 -----
        Horizon Semiconductors, Inc.                         Virginia
        Opal Acquisition Corporation                         Delaware
        Systems On Silicon, Inc.                             Delaware
        TranSwitch II Corp.                                  Delaware
        TranSwitch III, Inc.                                 Delaware
        TranSwitch International Corp.                       Delaware
        TranSwitch Silicon Valley, Inc.                      California
        TX Holdings Inc.                                     Delaware

                           --------------------------

     The Registration Statement was filed with the Commission prior to the Commencement Date and, to our knowledge, no refusal order preventing effectiveness, and after effectiveness, no stop order suspending effectiveness, has been issued by the Commission, and, to our knowledge, no proceedings for that purpose are pending before or threatened by the Commission.

     In the course of the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers, employees and other representatives of the Company, KPMG LLP, the Company's independent public accountants, David Gordon, patent counsel to the Company, and your representatives and counsel concerning the information contained in the Registration Statement and the Prospectuses. We have not, however, independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Based on our participation as described above, nothing has come to our attention that would lead us to believe that the Registration Statement, including any Incorporated Document and other Exchange Offer Materials (except for financial statements, financial statement schedules, and other financial data included therein, as to which we make no statement), at the time the Registration Statement became effective, contained an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus (except for financial statements, financial statement schedules, and other financial data included therein, as to which we make no statement), as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   Exhibit B-2
                Form of opinion of intellectual property counsel
                    to be delivered pursuant to Section 10(e)

     (i) To the best of my knowledge and belief, in the section of the May __, 2003 Prospectus titled "RISK FACTORS--Our Failure to Protect Our Proprietary Rights, or the Costs of Protecting These Rights, May Harm Our Ability to Compete" and in the sections of the Company's annual report on Form 10K for the year ending December 31, 2002 as filed on March 17, 2003 (the "Annual Report") entitled "Patents and Licenses" and "Legal Proceedings", and in the section of the Company's quarterly report on Form 10Q for the quarter ending March 31, 2003 as filed on May 9, 2003 entitled "CERTAIN FACTORS THAT MAY AFFECT OUR FUTURE RESULTS--Our Failure to Protect Our Proprietary Rights, or the Costs of Protecting These Rights, May Harm Our Ability to Compete", and in the section of the Form S-3 Registration Statement dated May 16, 2003 entitled "RISK FACTORS-- Our Failure to Protect Our Proprietary Rights, or the Costs of Protecting
These Rights, May Harm Our Ability to Compete", and in the section of the Form S-4 Registration Statement dated May 16, 2003 entitled "RISK FACTORS--Our Failure to Protect Our Proprietary Rights, or the Costs of Protecting These Rights, May Harm Our Ability to Compete", the descriptions of statutes, legal and governmental proceedings, contracts and other documents relating to the Company's patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names and copyrights, ("Intellectual Property") to the extent that they relate to the Company's business do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

     (ii) The Company and its subsidiaries have duly and properly filed the U.S. patent applications and trademark applications listed in the section entitled "Patents and Licenses" of the Annual Report and have duly and properly informed and instructed foreign patent attorneys and/or agents to duly and properly file the foreign patent applications and trademark applications listed in the "Patents and Licenses" section of the Annual Report, and to the best of my knowledge and belief said foreign patent attorneys and/or agents have duly and properly filed the foreign patent applications and trademark applications listed in the "Patents and Licenses" section of the Annual Report, and except as disclosed in the Prospectus, the Company and its subsidiaries duly hold the U.S. Patents and trademarks listed in the "Patents and Licenses" section of the Annual Report, and to the best of my knowledge and belief, duly hold the foreign patents and trademarks listed in the "Patents and Licenses" section of the Annual Report.

     (iii) To the best of my knowledge and belief, for the last three years, except as disclosed in the Prospectus, or as otherwise disclosed to you, the Company has not received any notice from any other person pertaining to or challenging the right of the Company to use any patents or trademarks owned or used by or licensed to the Company.

     (iv) To the best of my knowledge and belief, for the last three years, except as disclosed in the Prospectus, or as otherwise disclosed to you, the Company has conducted its business without claim of infringement of any United States or foreign patents or trademarks of others.

     (v) To the best of my knowledge and belief, for the last three years, other than pending patent and trademark applications, or as otherwise disclosed to you, there is not pending or threatened any action, suit or proceeding to which the Company is a party, before or by any court or governmental agency or body, relating to patents or patent rights or patent applications with respect to the Company's products.

     (vi) To the best of my knowledge and belief, for the last three years, except as otherwise disclosed to you, the Company has not threatened action or litigation against another party for infringement of Company's patents or trademarks.

     (vii) I have reviewed the section of the Prospectus titled "RISK FACTORS-- Our Failure to Protect Our Proprietary Rights, or the Costs of Protecting These Rights, May Harm Our Ability to Compete", and the sections entitled "Patents and Licenses" and "Legal Proceedings" of the Company's annual report on Form 10K for the year ending December 31, 2002 as filed on March 17, 2003, and the section of the Company's quarterly report on Form 10Q for the quarter ending March 31, 2003 as filed on May 9, 2003 entitled "CERTAIN FACTORS THAT MAY AFFECT OUR FUTURE RESULTS--Our Failure to Protect Our Proprietary Rights, or the Costs of Protecting These Rights, May Harm Our Ability to Compete", and the section of the Form S-3 Registration Statement dated May 16, 2003 entitled "RISK FACTORS-- Our Failure to Protect Our Proprietary Rights, or the Costs of Protecting These Rights, May Harm Our Ability to Compete", and the section of the Form S-4 Registration Statement dated May 16, 2003 entitled "RISK FACTORS-- Our Failure to Protect Our Proprietary Rights, or the Costs of Protecting These Rights, May Harm Our Ability to Compete", which have been delivered to me in connection with this Opinion, and any further amendments or supplements thereto made by the Company prior to the Closing Date and brought to my attention, and insofar as they concern trademarks, patents or patent rights, or patent applications pertaining to the Company's business or products, I have no reason to believe that these sections include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.